Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-102919 and 333-193608) on Form S-8 of Nobility Homes, Inc., of our report dated January 26, 2018, relating to our audit of the consolidated financial statements as of and for the year ended November 4, 2017, which appears in this Annual Report as of November 3, 2018 on Form 10-K of Nobility Homes, Inc.

/s/ WithumSmith+Brown, PC

Orlando, Florida

January 31, 2019